Exhibit 23.2

[PricewaterhouseCoopers Zhong Tian LLP letterhead]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 51job, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 14, 2016